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                                                                       EXHIBIT 1

(YUKON COMMUNITY SERVICES LOGO)

                           BUSINESS CORPORATIONS ACT
                                     FORM 5

                            CERTIFICATE OF AMENDMENT

                              CENTRAL MINERA CORP.

I hereby certify that the articles of the above-mentioned corporation were amended:

- under section 16 of the Business Corporations Act to change the name of the corporation in accordance with the attached notice.

- under section 30 of the Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares.

x under section 179 of the Business Corporations Act as set out in the attached Articles of Amendment.

- under section 194 of the Business Corporations Act as set out in the attached Articles of Reorganization.

- under section 195 of the Business Corporations Act as set out in the attached Articles of Arrangement.

(SEAL)
Corporate Access Number: 26969                          /s/ J. Johnson
Date of Amendment: 2003-01-06                     -------------------------
                                                     M. Richard Roberts
                                                  Registrar of Corporations